EXHIBIT 21
HUMANA INC.
SUBSIDIARY LIST

ARKANSAS
1.    Humana Regional Health Plan, Inc.

CALIFORNIA
1.    Humana EAP and Work-Life Services of California, Inc.
2.    Humana Health Plan of California, Inc.

DELAWARE
1.    Atlantis Physician Group, LLC
2.    CDO 1, LLC
3.     CDO 2, LLC
4.    CompBenefits Corporation
5.    CompBenefits Direct, Inc.
6.     Conviva Care Solutions, LLC
7.    Edge Health MSO, Inc.
8.    Emphesys, Inc.
9.    FPG Acquisition Corp.
10.    FPG Acquisition Holdings Corp.
11.    FPG Holding Company, LLC
12.    Go365, LLC
13.     Health Value Management, Inc.
14.    HUM Provider Holdings, LLC
15.    Humana at Home, Inc.
16.    Humana Digital Health and Analytics Platform Services, Inc.
17.    Humana Government Business, Inc.
18.    Humana Inc.
19.    Humana Innovation Enterprises, Inc.
20.    Humana Pharmacy, Inc.
21.    Humana Veterans Healthcare Services, Inc.
22.    Humana WellWorks LLC
23.    HumanaDental, Inc.
24.    MCCI Group Holdings, LLC
25.    MCCI Holding, LLC
26.    North Region Providers, LLC
27.    Primary Care Holdings, Inc.
28.    Primary Care Holdings II, LLC
29.    Transcend Population Health Management, LLC
30.    Transcend Population Health Management II, LLC

FLORIDA
1.    154th Street Medical Plaza, Inc.
2.    54th Street Medical Plaza, Inc.
3.    CAC Medical Center Holdings, Inc.
4.    CAC-Florida Medical Centers, LLC
5.    Care Partners Home Care, LLC
6.    CarePlus Health Plans, Inc.
7.    CompBenefits Company
8.    Complex Clinical Management, Inc.
9.    Continucare Corporation
10.    Continucare MDHC, LLC
11.    Continucare Medical Management, Inc.
12.    Family Physicians of Winter Park, Inc.
13.    FPG Senior Services, LLC
14.    HUM-e-FL, Inc.
15.    Humana At Home 1, Inc.

16.    Humana Dental Company
17.    Humana Health Insurance Company of Florida, Inc.
18.    Humana Medical Plan, Inc.
19.    MCCI Specialty, LLC
20.    MCCI/Lifetime of Aventura, LLC
21.    METCARE of Florida, Inc.
22.    Metropolitan Health Networks, Inc.
23.    Naples Health Care Specialists, LLC
24.    Nursing Solutions, LLC
25.    Partners in Integrated Care, Inc.
26.    Primary Care Specialists of the Palm Beaches, LLC
27.    RMA Island Doctors Orlando MSO, LLC
28.    RMA Medical Center of Orlando, LLC
29.    RMA Medical Center of South Orlando, LLC
30.     RMA Medical Center of Sunrise, LLC
31.    RMA Medical Centers of Florida, LLC
32.     RMA Medical Group of Florida, LLC
33.    SeniorBridge Family Companies (FL), Inc.
34.    SeniorBridge-Florida, LLC

GEORGIA

1.	Humana Employers Health Plan of Georgia, Inc.

ILLINOIS
1.    CompBenefits Dental, Inc.
2.    Dental Care Plus Management, Corp.
3.    Humana Benefit Plan of Illinois, Inc.
4.    Humana Healthcare Research, Inc.

INDIANA
1.    SeniorBridge Family Companies (IN), Inc.

KENTUCKY

1.	516-526 West Main Street Condominium Council of Co-Owners, Inc.

2.	CHA HMO, Inc.
3.    Humana Active Outlook, Inc.
4.    Humana Health Plan, Inc.
5    Humana Insurance Company of Kentucky
6.    Humana MarketPOINT, Inc.
7.    Humana Pharmacy Solutions, Inc.
8.    Humana Real Estate Company
9.    Humco, Inc.
10.    The Dental Concern, Inc.

LOUISIANA
1.    Humana Health Benefit Plan of Louisiana, Inc.

MICHIGAN
1.    Humana Medical Plan of Michigan, Inc.

NEW YORK
1.    Harris, Rothenberg International Inc.
2.    Humana Health Company of New York, Inc.
3.    Humana Insurance Company of New York
4.    SeniorBridge Family Companies (NY), Inc.

OHIO
1.    Humana Health Plan of Ohio, Inc.

2.    Hummingbird Coaching Systems LLC

PENNSYLVANIA
1.    Humana Medical Plan of Pennsylvania, Inc.

PUERTO RICO
1.    Humana Health Plans of Puerto Rico, Inc.
2.    Humana Insurance of Puerto Rico, Inc.
3.    Humana Management Services of Puerto Rico, Inc.
4.    Humana MarketPOINT of Puerto Rico, Inc.

South Carolina

1.	Humana Benefit Plan of South Carolina, Inc.

TENNESSEE

1.	Cariten Health Plan Inc.
2.    PHP Companies, Inc.
3.    Preferred Health Partnership, Inc.

TEXAS
1.    CompBenefits Insurance Company
2.    DentiCare, Inc.
3.    Emphesys Insurance Company
4.    Humana At Home (Dallas), Inc.
5.    Humana At Home (Houston), Inc.
6.    Humana At Home (San Antonio), Inc.
7.    Humana At Home (TLC), Inc.
8.    Humana Benefit Plan of Texas, Inc.
9.    Humana Health Plan of Texas, Inc.
10.    Medical Care Consortium Incorporated of Texas
11.    ROHC, L.L.C.
12.    Texas Dental Plans, Inc.

UTAH
1.    Humana Medical Plan of Utah, Inc.

VERMONT
1.    Managed Care Indemnity, Inc.

WASHINGTON
1.    Arcadian Health Plan, Inc.

WISCONSIN
1.    CareNetwork, Inc.
2.    Humana Insurance Company
3.    Humana Wisconsin Health Organization Insurance Corporation
4.    HumanaDental Insurance Company
5.    Independent Care Health Plan